As filed with the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Astrana Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4472349
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1668 S. Garfield Avenue, 2nd Floor

Alhambra, California 91801

(626) 282-0288

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brandon K. Sim

Chief Executive Officer and President

Astrana Health, Inc.

1668 S. Garfield Avenue, 2nd Floor

Alhambra, California 91801

(626) 282-0288

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jurgita Ashley

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

ASTRANA HEALTH, INC.

EMPLOYEE STOCK PURCHASE PLAN

______________________________

This prospectus is being filed for the purpose of registering the issuance of up to 5,000,000 shares of common stock, par value $0.001 per share (the “common stock”), of Astrana Health, Inc. (the “Company”) available for issuance under the Astrana Health, Inc. Employee Stock Purchase Plan (as amended and restated, the “Plan”). The purpose of the Plan is to provide eligible employees and consultants of the Company and its designated subsidiaries with the opportunity to acquire shares of the Company’s common stock on a discounted basis through participation in a payroll deduction-based stock purchase plan.

The Plan allows eligible employees and consultants to set aside funds that will be used to purchase the Company’s common stock. Eligible employees who enroll in the Plan can elect to have a portion of their compensation withheld from their paychecks during a specified offering period (generally, six months), and eligible consultants who enroll in the Plan can elect to pay contributions to Astrana for the specified offering period. At the end of each offering period, the accumulated funds will be used to purchase Astrana common stock at a discount. The price paid for shares of common stock will be calculated as described herein (see Question 4 and Question 23). Eligible employees can elect to have a specified percentage of their compensation, from a minimum of 1% to a maximum of 25%, withheld from their paycheck for each payroll period. Eligible consultants may elect to contribute up to $12,500 for each offering period. The maximum number of shares of common stock that any one participant can purchase during any single offering period may not exceed 920 shares. Also, in no event will any participant be granted the right to purchase, during any single calendar year, shares worth more than $25,000 (determined based on the closing stock price on the first trading day of each applicable offering period). The Company reserves the right to modify the pricing or any other provision of the Plan at any time.

Participation in the Plan is entirely voluntary. Eligible participants may enroll during any enrollment period, which, for each offering period, will be a period of time designated by the Plan administrator that ends no later than the last day prior to the beginning of the applicable offering period. To enroll, participants must use the online enrollment system of the Plan’s third-party administrator, E*TRADE, during the applicable enrollment period. Once enrolled, participants will begin participating in the Plan at the beginning of the next offering period. Participants will continue to be enrolled in the Plan unless and until the earliest of a change to their enrollment, as permitted under the Plan, withdrawal from the Plan, termination of their employment or otherwise ceasing to be eligible to participate in the Plan, or no further shares are authorized for purchase under the Plan or the Plan is otherwise terminated.

The common stock is listed on The Nasdaq Stock Market (“Nasdaq”) under the trading symbol “ASTH.” As of March 27, 2026, the last reported sale price of our common stock was $24.19 per share.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in any prospectus supplements relating to the Plan and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2026

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Astrana,” the “Company,” “we,” “our,” “us,” and similar words are references to Astrana Health, Inc. and its consolidated subsidiaries and affiliated entities, as appropriate, including its consolidated variable interest entities (“VIEs”).

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and in any supplement hereto. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in any supplement is accurate only as of the date on its cover page and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain an internet website at www.astranahealth.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. Information contained on, or that may be accessed through, our website is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC through the SEC’s website at the address provided above. You may also request a copy of the registration statement from us, as provided below.

We annually send to our stockholders our annual report to stockholders and a proxy statement for our annual meeting. We also, from time to time, may send them copies of our news releases and other information and reports. You should be receiving copies of all of our mailings to our stockholders. If you are not receiving such mailings, please notify us, at the address or telephone number noted below, and we will put you on the mailing list. You may also at any time request copies of any of the mailings we have sent to stockholders and we will provide you copies.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026 (including the information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A to be filed within 120 days of the Company’s fiscal year ended December 31, 2025);

•	our Current Reports on Form 8-K filed with the SEC on March 2, 2026 and March 30, 2026 and our Current Report on Form 8-K/A filed with the SEC on September 11, 2025 (in each case, excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of our common stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), after the date of this prospectus and prior to the termination of the offering of securities hereby (excluding any information furnished to, rather than filed with, the SEC), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Astrana Health, Inc.

Attn: Corporate Secretary

1668 S. Garfield Avenue, 2nd Floor

Alhambra, California 91801

(626) 282-0288

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “budgeted,” “can,” “contemplate,” “continue,” “could,” “design,” “envision,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “think,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions and projections about future events. Although we believe that the expectations, assumptions and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions and other important factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including risks described in the section titled “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, any amendments to such filings and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC.

Other sections in this prospectus and the documents incorporated by reference herein include additional factors that could harm our business and financial performance. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the documents incorporated by reference herein and filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

Investment in the shares offered pursuant to this prospectus involves risks. Before making decisions from time to time regarding your participation in the Plan, you should carefully read and consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, any amendments to such filings, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently believe are not material may also affect our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. The Company cannot assure you of a profit or protect you against a loss on the shares of common stock that you acquire under the Plan, and you could lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained in or incorporated by reference into this prospectus.

THE COMPANY

Our Company

Astrana is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, Astrana operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver accessible, high-quality care to patients in a cost-effective manner. We, together with our affiliated physician groups and consolidated subsidiaries and VIEs, provide coordinated outcome-based care, serving patients covered by private or public insurance provided through Medicare, Medicaid, and health maintenance organizations (“HMOs”), with a small portion of our revenue coming from non-insured patients. We provide care coordination services to each major constituent of the healthcare delivery system, including patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups, and health plans. Our physician network consists of primary care physicians, specialist physicians, physician and specialist extenders, and hospitalists.

Led by a leadership team with several decades of experience, we have built a company and culture focused on physicians providing high-quality medical care, population health management, and patient care coordination. Through our integrated health network of more than 20,000 contracted physicians, we were responsible for coordinating value-based care for approximately 1.6 million patients as of December 31, 2025. As a result, we believe we are well-positioned to capitalize on the shift in the U.S. healthcare industry toward value-based and results-oriented healthcare, with a focus on patient satisfaction, high-quality care, and cost efficiency. We implement and operate different innovative healthcare models, primarily including the following three reportable segments: Care Partners; Care Delivery; and Care Enablement.

Corporate Information

Astrana’s common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ASTH.”

Astrana was incorporated in the State of Delaware on November 1, 1985. Our principal place of business is located at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801. Our telephone number is (626) 282-0288. Our corporate website address is www.astranahealth.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address is an inactive textual reference only.

PROSPECTUS SUMMARY

This prospectus relates to shares of our common stock available for issuance under the Plan. The Company offers to certain persons employed by or rendering services to the Company, or its direct or indirect subsidiaries, the opportunity to participate in the Plan.

The Plan was adopted by our Board of Directors (the “Board”) effective April 21, 2023 and approved by our stockholders on June 13, 2023. The Plan was amended and restated effective February 26, 2024 in connection with the Company’s name change. A maximum of 5,000,000 shares of common stock were authorized for issuance at the time the Plan was approved. As of March 17, 2026, 4,953,575 shares of the Company’s common stock are available for issuance under the Plan.

Participation in the Plan is entirely voluntary.

The Company will provide this prospectus to all persons who have been or are eligible to participate in the Plan. This prospectus contains only a summary of the more significant provisions of the Plan. To make this summary as clear and understandable as possible, some of the rules of the Plan are described in abbreviated form, and not all the detailed provisions of the Plan are described herein. The rights and benefits under the Plan will be governed by the provisions of the Plan, as well as applicable laws and regulations, and not by this prospectus. If there is any conflict between this prospectus and the text of the Plan, the text of the Plan will control. When making important decisions based upon the provisions of the Plan, you should consult the Plan document itself. The Plan is available at no charge from the Company, by contacting the Company’s Corporate Secretary at the address and telephone number listed under “Where You Can Find More Information; Incorporation by Reference.”

No one can predict the future value of any stock, and investment in a single security is inherently subject to greater risk than diversified investments. You should carefully and periodically evaluate your investments in our common stock to ensure that the amount of your investment is appropriate for your individual financial situation.

DESCRIPTION OF THE ASTRANA HEALTH, INC.
EMPLOYEE STOCK PURCHASE PLAN

The following, in question-and-answer form, describes the Plan. The full text of the Plan is included as an exhibit to the registration statement of which this prospectus is a part.

PLAN HIGHLIGHTS

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide eligible employees and consultants of Astrana Health, Inc. and its designated subsidiaries (collectively, “Astrana”) with the opportunity to acquire shares of Astrana Health, Inc. common stock (“Astrana common stock”) on a discounted basis through participation in a stock purchase plan. The Plan is intended as an incentive to encourage broad-based ownership of Astrana common stock by eligible employees and consultants.

The Plan is administered by the Compensation Committee of the Board of Directors of Astrana Health, Inc., or its delegate (the “Administrator”). The Administrator is authorized to establish the terms of stock offerings under each of two different components of the Plan: a “423 Component” and a “Non-423 Component”. Terms and conditions of the Plan that are described below are subject to change by the Administrator as provided in, and consistent with, the Plan.

2.	How does the Plan work?

The Plan allows eligible Astrana employees and consultants to set aside funds that will be used to purchase Astrana common stock. Eligible employees who enroll in the Plan can elect to have a portion of their compensation withheld from their paychecks during a specified offering period (generally, six months), and eligible consultants who enroll in the Plan can elect to pay contributions to Astrana for the specified offering period. At the end of each offering period, the accumulated funds will be used to purchase Astrana common stock at a discount.

3.	How much can I contribute, and how many shares can I purchase under the Plan?

If you are an eligible employee, you can elect to have a specified percentage of your compensation, from a minimum of 1% to a maximum of 25%, withheld from your paycheck for each payroll period. If you are an eligible consultant, you may elect to contribute up to $12,500 for each offering period.

The maximum number of shares of Astrana common stock that any one participant can purchase during any single offering period may not exceed 920 shares. Also, in no event will any eligible employee or consultant be granted the right to purchase, during any single calendar year, shares worth more than $25,000 (determined based on the closing stock price on the first trading day of each applicable offering period).

If you are an eligible employee, all payroll deductions under the Plan will be deducted from your paycheck after all applicable taxes are withheld.

4.	How much of a discount do I receive when I purchase shares?

The Administrator is authorized to determine the discount applicable to the purchase of Astrana common stock, within the limitations set out in the Plan. As provided in the Plan, the purchase price per share established by the Administrator for any offering shall not be lower than the lesser of (a) 85% of the fair market value per share on the first trading day of the offering period, or (b) 85% of the fair market value per share on the last trading day of the offering period.

The purchase price calculation is further described in Question 23.

5.	After I purchase shares through the Plan, what can I do with them?

Once you have purchased common stock through the Plan, the shares belong to you. Generally, you may hold your shares as a long-term investment or sell them as described in the “Selling Shares” section below.

6.	What are the tax consequences associated with participation in the Plan?

Shares of Astrana common stock that you elect to purchase under the Plan will be purchased with after-tax dollars. This means that, if you are an employee, your after-tax take-home pay will be reduced by the amount of your payroll deductions to purchase shares under the Plan. Other tax consequences of participation in the Plan depend upon whether you participate in the 423 Component or the Non-423 Component of the Plan and whether you are an employee or a consultant.

The 423 Component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. As such, there are special U.S. federal income tax benefits and consequences associated with participating in the 423 Component of the Plan, which are described in Questions 37 and 38.

On the other hand, the Non-423 Component of the Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. The U.S. federal income tax consequences associated with participating in the Non-423 Component of the Plan are described in Questions 39 and 40.

7.	What are the risks involved in participating in the Plan?

Stock ownership does not come with a guarantee, because stock performance is subject to economic conditions and general market fluctuations. Even with a discounted purchase price, there can be no assurance that you will recover your original investment when you sell your Astrana common stock. You need to evaluate your own financial needs and the level of risk with which you feel comfortable, and it is also important for you to consider ways to diversify your investments. If you choose to invest in Astrana common stock through participation in the Plan, this should just be one part of your overall investment strategy.

ELIGIBILITY AND ENROLLMENT INFORMATION

8.	Who is eligible to participate in the Plan?

In general, you are eligible to participate in the 423 Component of the Plan if you are an employee of Astrana Health, Inc. or one of its subsidiaries that is a corporation at least 50% of the stock of which is owned by another corporation in the Astrana group and that is designated by the Administrator as a participating subsidiary for purposes of the Section 423 Component of the Plan. Consultants are not eligible to participate in the 423 Component of the Plan. Further, you are not eligible to participate in the Plan if you own 5% or more of the outstanding Astrana common stock.

The Administrator, in its discretion, will designate any direct or indirect subsidiaries of Astrana Health, Inc. that will be treated as participating subsidiaries for purposes of the Non-423 Component of the Plan and determine which employees and/or non-employee consultants of those designated will be eligible to participate in the Non-423 Component of the Plan.

The Administrator may determine, prior to the beginning of any offering period, to exclude one or more of the following categories of employees from participating in the Plan for that offering period:

•	employees who have been employed for fewer than two years (or for less than a shorter period of time specified by the Administrator);

•	employees who customarily work not more than 20 hours per week or five months per year (or such shorter period specified by the Administrator);

•	“highly compensated employees” (as defined in Section 414(q) of the Internal Revenue Code), or a subset of highly compensated employees who (i) are officers of Astrana and subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, and/or (ii) have compensation (within the meaning of Section 415(c)(3) of the Internal Revenue Code) exceeding an amount specified by the Administrator that is higher than the amount provided in Section 414(q)(1)(B)(i) of the Internal Revenue Code for the applicable calendar year; and

•	employees who are citizens or residents of a non-U.S. jurisdiction, if the grant of a purchase right under the Plan would be prohibited under the laws of that jurisdiction, or if compliance with the laws of that jurisdiction would cause the 423 Component of the Plan to violate the requirements of Section 423 of the Internal Revenue Code.

Further, the Administrator may place other restrictions on eligibility for participation in the Non-423 Component of the Plan.

9.	How do I become a participant in the Plan?

Eligible employees and consultants may enroll during any enrollment period. The enrollment period for each offering period will be a period of time designated by the Administrator that ends no later than the last day prior to the beginning of the applicable offering period.

Participation in the Plan is entirely voluntary. To enroll, you must use the online enrollment system of the Plan’s third-party administrator, E*TRADE, during the applicable enrollment period. Once you have enrolled, you will begin participating in the Plan at the beginning of the next offering period.

10.	What is an offering period?

An offering period is a period specified by the Administrator (generally, six months) during which funds may be accumulated for the purchase of Astrana common stock pursuant to the Plan. The first offering periods under the 423 Component and the Non-423 Component will begin on such date as determined by the Administrator.

11.	Can I begin participation after an offering period has begun?

No. In order to participate, you must enroll in the Plan during an enrollment period, as described in Question 9, which will enable you to participate in the next offering period that begins after that enrollment period.

12.	After I enroll, am I automatically enrolled in the Plan for each subsequent offering period?

If you are an eligible employee, then yes, your contributions will continue unless and until the earliest of:

•	you change your enrollment as permitted under the Plan,

•	you withdraw from the Plan,

•	your employment terminates or you otherwise cease to be eligible to participate in the Plan,

•	no further shares are authorized for purchase under the Plan, or the Plan is otherwise terminated.

However, if you are an eligible consultant, you will not be automatically re-enrolled in the Plan for subsequent offering periods. Instead, eligible consultants must enroll separately for each offering period in which they elect to participate.

PAYROLL DEDUCTIONS

13.	If I am an eligible employee and I enroll in the Plan now, when will my first payroll deduction be taken out?

For an eligible employee, your first contribution will take place on the first payday of the offering period following the enrollment period during which you enroll in the Plan. Deductions taken from your paycheck during the applicable offering period will be used to purchase shares for you on the last trading day of the offering period.

14.	If I am an eligible employee, what is the compensation that is subject to my payroll deduction?

For an eligible employee, the compensation that you may use to purchase Astrana common stock under the Plan is your base pay and cash incentive bonus (determined prior to reductions for contributions to any Astrana cafeteria plan, 401(k) retirement plan or qualified transportation fringe benefit plan).

15.	If I am an eligible consultant, how and when do I make my contributions to purchase Astrana common stock under the Plan?

If you are an eligible consultant, once you have enrolled in the Plan for an offering period, you must pay the full amount of the contributions that you elected to make for that offering period by check or wire transfer to Astrana no later than the fifteenth day of the last month of the applicable offering period (or by such earlier date as specified by Astrana). If you fail to pay the full amount of your elected contributions by that deadline, you will be deemed to have withdrawn from participation in the Plan.

16.	If I elect to participate in the Plan, can I stop my payroll deductions or contributions or withdraw at any time?

Yes, you can withdraw from the Plan at any time, but only once during each offering period. If you withdraw from the Plan, any amount of payroll deductions or contributions to your Plan account which has not previously been used to purchase shares will be paid to you in cash (without interest) as soon as administratively practicable.

17.	If I withdraw from the Plan, how soon would I be able to begin participation again?

Participants who withdraw from the Plan may participate again in the offering period following the next enrollment period by enrolling during the next enrollment period, as described in Question 9 above.

18.	Can I stop deductions for a few paydays during an offering period?

No. Once you stop deductions, you cannot start them again in the same offering period. In order to start deductions again, you will need to submit a new authorization for payroll deduction and participation agreement during the next enrollment period in order to renew your participation for subsequent offering periods.

19.	Can I reduce or increase the amount of my contributions?

Yes. You can elect to reduce or increase your payroll deduction rate or contribution amount during any enrollment period, effective for the next offering period.

However, you may not change your payroll deduction rate or contribution amount during an offering period (other than by withdrawing from the Plan as described in Question 16).

20.	If I am an eligible employee, can I contribute additional amounts if I want to buy additional shares of Astrana common stock?

No. Eligible employees may only purchase shares of Astrana common stock with amounts withheld by payroll deduction, as described above.

21.	Will my contributions earn interest while accumulating to purchase shares?

No, your contributions will not earn interest before being used to purchase shares.

PURCHASING SHARES

22.	How do I purchase Astrana common stock through the Plan?

On the last trading day of each offering period, your contributions will be used to purchase shares of Astrana common stock at a discounted price. The shares will be deposited into your E*TRADE brokerage account as soon as administratively practicable following the purchase date.

23.	How is the purchase price determined?

The purchase price for each offering will be established by the Administrator, in accordance with the terms of the Plan. As provided in the Plan, the purchase price per share established by the Administrator for any offering shall not be lower than the lesser of (a) 85% of the fair market value per share on the first trading day of the offering period, or (b) 85% of the fair market value per share on the last trading day of the offering period. The Administrator may establish different purchase price calculations for offerings under the 423 Component, on the one hand, and for the Non-423 Component, on the other hand. Further, the Administrator may establish different purchase price calculations within the Non-423 Component for employees and for consultants.

24.	How am I notified about the shares that I have purchased?

E*TRADE will provide you with brokerage account statements regarding the shares you have purchased under the Plan.

25.	When my payroll deductions are used to purchase shares, will I receive a stock certificate?

No. Generally, all shares of Astrana common stock purchased under the Plan will be evidenced in book entry form. If you would like to request a stock certificate, fees may apply—you should contact E*TRADE for more information.

26.	Can I transfer my shares to another financial institution?

Yes, you can transfer your shares from E*TRADE to an account with another broker. Please contact E*TRADE for instructions about the actions necessary to transfer your shares.

27.	Can the value of stock in my Plan account go up or down?

Yes. The value of your account will move in alignment with the trading prices for Astrana common stock on the open market. When the price per share goes up, so does the value of the shares that you own. The value of the shares you own will go down if the open market price of shares goes down.

28.	How will my shares be voted?

Any shares of Astrana common stock held for you under the Plan will be voted as you direct. You will receive a proxy statement with respect to the shares credited to your account under the Plan.

29.	Will I receive dividends?

Yes. To the extent that any dividends are paid by Astrana Health, Inc. on its common stock, then, subject to the general requirements to be entitled to a dividend, you will receive any dividends and other distributions paid on any Astrana common stock already purchased under the Plan and held on your behalf. However, you will not be entitled to any dividends with respect to funds being held for the purchase of shares of Astrana common stock at the end of an offering period.

ACCOUNT INFORMATION

30.	How do I contact E*TRADE for account information?

For information about how to contact E*TRADE, please see the following website: https://us.etrade.com/e/t/home/contactus_esp.

SELLING SHARES

31.	When can I sell my purchased shares of stock?

You may sell some or all of the Astrana common stock you purchased under the Plan at any time, subject to any applicable Astrana policies relating to stock transactions by employees and contractors. There are certain U.S. federal income tax consequences associated with the sale of stock that are described below.

32.	Do any other resale restrictions apply?

Under the federal securities laws, directors and executive officers of Astrana Health, Inc. may be considered “affiliates” of the company. “Affiliates” may not offer or sell stock received under the Plan except: (i) pursuant to a registration statement filed by Astrana Health, Inc. under the Securities Act, (ii) pursuant to Rule 144 adopted by the SEC or (iii) pursuant to an exemption from the registration requirements. Astrana Health, Inc. has neither any obligation nor present intention to file a registration statement covering offers and sales of Astrana common stock received by its affiliates under the Plan.

In addition, if you are a director or executive officer of Astrana Health, Inc., your transactions under the Plan and in Astrana common stock received under the Plan may be subject to the reporting obligations and short-swing trading restrictions set forth in Section 16 of the Exchange Act and the rules adopted by the SEC thereunder.

33.	What are the fees associated with selling my shares?

When you sell your shares through your E*TRADE account, you may be charged any applicable service fees, brokerage charges, transfer taxes and any other transaction fees, expenses or costs.

34.	How do I pay the fees associated with selling my shares?

Fees associated with selling your stock through E*TRADE will be deducted from your sale proceeds.

TERMINATION OF PARTICIPATION

35.	What happens when I withdraw from the Plan?

If you withdraw from the Plan, any amount accumulated in your account under the Plan which has not previously been used to purchase shares of Astrana common stock will be returned to you in cash (without interest) as soon as administratively practicable.

36.	What happens if I leave Astrana?

Termination of your employment or service, for any reason, generally is treated the same as a withdrawal from the Plan, and any amount accumulated in your Plan account which has not previously been used to purchase shares of Astrana common stock will be returned to you in cash (without interest) as soon as administratively practicable.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain of the U.S. federal income tax consequences of participation in the Plan. As described below, the tax consequences of Plan participation depend on, among other things, whether you are a participant in the 423 Component of the Plan or the Non-423 Component of the Plan, and whether you are an employee or a non-employee consultant. Additionally, because the tax consequences to you may vary depending on your individual situation, you should consult your personal tax advisor regarding the federal, state, local or other tax consequences to you.

37.	Will the purchase of shares under the 423 Component of the Plan result in U.S. federal income tax liability to me?

No. The 423 Component of the Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. As a result, you will not recognize taxable income at the time shares are purchased under the 423 Component of the Plan.

38.	What U.S. federal income tax liability results upon the sale of shares purchased under the 423 Component of the Plan?

Generally, you will recognize income in the year in which you sell or make any other disposition of the shares purchased under 423 Component of the Plan. Your U.S. federal income tax liability depends on whether you sell your shares in a “qualifying disposition” or a “disqualifying disposition”:

•	Qualifying Disposition: You have a “qualifying disposition” if you “dispose” (e.g., a sale or gift) of your shares purchased under the 423 Component of the Plan after the second anniversary of the first trading day of the offering period in which you purchased the shares. In a qualifying disposition, you will recognize ordinary income on the disposition of the shares equal to the lesser of: (i) the discount (if any) determined as of the first trading day of the offering period (the grant date), or (ii) the actual gain on the disposition of the shares. Any remaining gain (or any loss) on the disposition of the shares will be characterized as long-term capital gain or loss. Your ability to claim a deduction for any capital loss realized on the disposition of any shares of Astrana common stock may be subject to limitations and restrictions under applicable tax law.

•	Disqualifying Disposition: You have a disqualifying disposition if you dispose of your shares purchased under the 423 Component of the Plan on or before the second anniversary of the first trading day of the offering period in which you purchased the shares. In a disqualifying disposition, you will recognize ordinary income equal to the discount on the last trading day of the offering period in which you purchased the shares (i.e., the excess of (i) the fair market value of the shares on the purchase date over (ii) the purchase price for the shares). The difference, if any, between the fair market value of the shares on the sale date and your tax basis in the shares (i.e., the purchase price plus the ordinary income recognized) will be treated as capital gain or loss (short-term or long-term, depending on whether you held the shares for more than one year after purchasing them). Your ability to claim a deduction for any capital loss realized on the disposition of any shares of Astrana common stock may be subject to limitations and restrictions under applicable tax law.

39.	Will the purchase of shares under the Non-423 Component of the Plan result in U.S. federal income tax liability to me?

Yes. You will recognize ordinary income at the time of purchase (i.e., the last trading day of the applicable offering period) of any shares under the Non-423 Component of the Plan equal to the excess of the fair market value of the shares on the purchase date over the purchase price for the shares. That purchase date discount will be subject to U.S. federal income tax, as well as Federal Insurance Contributions Act (“FICA”) taxes (if you are an employee) or self-employment (or SECA) taxes (if you are a non-employee consultant).

40.	What are the U.S. federal income tax consequences of the sale of shares purchased under the Non-423 Component of the Plan?

The sale or exchange of any shares purchased under the Non-423 Component of the Plan generally will be a taxable event, and you generally will realize a capital gain or loss based on the difference between the price at which you sell the shares and your tax basis (which generally is the fair market value of the shares on the date you purchased them under the Non-423 Component of the Plan). That capital gain or loss will be short-term, if you sell the shares within one year after you purchased them, or long-term, if you sell the shares more than one year after you purchased them. Your ability to claim a deduction for any capital loss realized on the sale or exchange of any shares of Astrana common stock may be subject to limitations and restrictions under applicable tax law.

41.	Can Astrana withhold taxes in connection with shares purchased under the Plan?

Yes. Astrana is authorized to withhold from your compensation any amount necessary for Astrana to meet any applicable tax withholding obligations with respect to your purchase or sale of shares under the Plan.

Under current U.S. federal tax law, Astrana is not required to withhold any U.S. federal income tax or any FICA taxes with respect to an employee’s purchase or sale of shares under the 423 Component of the Plan, or with respect to a non-employee consultant’s purchase or sale of shares under the Non-423 Component of the Plan.

However, Astrana generally is required to withhold U.S. federal income tax and FICA tax at the time that shares are purchased by an employee under the Non-423 Component of the Plan.

As a condition to participating in the Plan, you agree to bear responsibility for all federal, state, local and other taxes that may be required to be withheld from your compensation.

42.	Why do I need to complete W-9/W-8 BEN information?

When you sell your shares, you will be subject to backup withholding. Unless you complete an IRS Form W-9 (or W-8BEN, as applicable), the maximum allowable backup withholding tax will be withheld from the proceeds of your sale.

43.	Will Astrana receive a tax deduction?

Astrana will not be entitled to a U.S. federal income tax deduction due to the purchase of shares under the 423 Component of the Plan or the sale of those shares in a qualifying disposition. However, if you sell shares purchased under the 423 Component of the Plan within two years after the first trading day of the offering period in which you purchased the shares in a disqualifying disposition, then Astrana generally will be entitled to a U.S. federal income tax deduction with respect to the amount of compensation taxable as ordinary income realized on the sale of your shares.

For purchases of shares under the Non-423 Component of the Plan, Astrana (or an applicable affiliate) generally will be entitled to a U.S. federal income tax deduction equal to the amount of the purchase date discount included in a participant’s income.

GENERAL INFORMATION

44.	Who administers the Plan?

The Administrator of the Plan is the Compensation Committee of the Board of Directors of Astrana Health, Inc., or its delegate. The Administrator is responsible for the administration of the Plan and has full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.

Astrana has engaged E*TRADE to serve as a third-party administrator for the Plan. E*TRADE facilitates share purchases under the Plan, maintains participant accounts and provides brokerage account statements to participants.

45.	What is the duration of the Plan?

The Plan does not have a fixed term. Accordingly, the Plan will terminate when all of the shares of Astrana common stock authorized under the Plan have been purchased, or on such earlier date as the Plan may be terminated by the Board of Directors of Astrana Health, Inc.

46.	Can the Plan be amended?

The Board of Directors of Astrana Health, Inc. may amend the Plan at any time, without notice. Except for adjustments resulting from certain transactions, such as stock dividends, stock splits and recapitalizations, the Board of Directors may not amend the Plan to increase the number of shares of Astrana common stock authorized for issuance thereunder without stockholder approval. Further, without amending the Plan, the Administrator may change the offering periods used under the Plan, change the discount factor for share purchases to any amount not greater than 15%, impose or change limits on participants’ ability to change payroll deduction amounts during an offering period, and establish such other terms, conditions, limitations or procedures as the Administrator determines, in its discretion, are advisable and consistent with the Plan.

47.	Does the Plan have any effect on the terms of my employment or other service?

No. Nothing in the Plan constitutes a contract of employment or other service or operates to prevent the termination of any participant’s employment or other service with Astrana at any time.

48.	Are my rights under the Plan transferable?

No. You may not assign, pledge or otherwise transfer your rights under the Plan other than by will or the laws of descent and distribution.

49.	Is the Plan a “qualified plan” under the Employee Retirement Income Security Act or the Internal Revenue Code?

No. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

However, the 423 Component of the Plan is intended to qualify as an “employee stock purchase plan” as defined by Section 423 of the Internal Revenue Code.

USE OF PROCEEDS

The Company is unable to predict the number of shares of common stock that will be purchased under the Plan from the Company or the prices at which any such shares will be purchased from it. We currently have no specific plans for the use of any net proceeds that we may receive upon purchase of such shares. We anticipate that we will use any net proceeds received by us for general corporate purposes.

PLAN OF DISTRIBUTION

Shares of our common stock purchased on behalf of the participants under the Plan may be purchased directly from the Company or on the open market, consistent with the procedures and subject to the limitations described in this prospectus. Plan participants for whose accounts such shares are acquired may resell such shares either in market transactions (including coverage of short positions) on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions, without restriction under the Securities Act, except for any such participants who may also be deemed to be an affiliate of the Company. See Questions 31 and 32. Our common stock is currently listed on Nasdaq under the ticker symbol “ASTH.”

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

The validity of the shares of common stock being offered pursuant to this prospectus has been passed upon by Thompson Hine LLP.

EXPERTS

The consolidated financial statements of Astrana Health, Inc. appearing in Astrana Health, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Astrana Health, Inc.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined and consolidated financial statements of PHP Holdings, LLC & Rhode Island Market as of and for the years ended September 30, 2024 and 2023, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses relating to the registration of the securities will be borne by the Registrant.

SEC Registration Fee	$16,676
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	10,000
Plan Administrator Fees and Expenses	25,000
Printing and Mailing Expenses	20,000
Total	$121,676

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to, among other things, eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding to which he or she was or is a party, or is threatened to be made a party, by reason of such position, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification will be made with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

The Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for indemnification of the Company’s current and former directors and officers to the fullest extent permitted by the DGCL. The Certificate of Incorporation also provides that the Company will advance expenses to such persons, subject to the Company’s receipt of an undertaking from the indemnified party as may be required under the DGCL. The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the Company has the power to indemnify current and former directors under substantially the same terms of Section 145 of the DGCL, as described above, and may advance expenses to such persons, subject to the receipt of an undertaking to repay such amounts unless it is determined that such person is entitled to be indemnified by the Company as authorized by the Bylaws. In addition, the Certificate of Incorporation contains a provision eliminating the personal liability of directors and officers to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by the DGCL, as described above. These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The Company has entered into indemnification agreements with certain directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and to provide additional procedural protections. The Company’s directors and officers are also covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 16.	EXHIBITS.

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated December 21, 2016, among Astrana Health, Inc. (f/k/a Apollo Medical Holdings, Inc.), Astrana Health Management, Inc. (f/k/a Network Medical Management, Inc.), Apollo Acquisition Corp. and Kenneth Sim, M.D. (incorporated herein by reference to Annex A to the joint proxy statement/prospectus filed pursuant to Rule 424(b)(3) on November 15, 2017 that is a part of a Registration Statement on Form S-4).
2.2	Amendment to the Agreement and Plan of Merger, dated March 30, 2017, among Astrana Health, Inc. (f/k/a Apollo Medical Holdings, Inc.), Astrana Health Management, Inc. (f/k/a Network Medical Management, Inc.), Apollo Acquisition Corp. and Kenneth Sim, M.D. (incorporated herein by reference to Annex A to the joint proxy statement/prospectus filed pursuant to Rule 424(b)(3) on November 15, 2017 that is a part of a Registration Statement on Form S-4).
2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated October 17, 2017, among Astrana Health, Inc. (f/k/a Apollo Medical Holdings, Inc.), Astrana Health Management, Inc. (f/k/a Network Medical Management, Inc.), Apollo Acquisition Corp. and Kenneth Sim, M.D. (incorporated herein by reference to Annex A to the joint proxy statement/prospectus filed pursuant to Rule 424(b)(3) on November 15, 2017 that is a part of a Registration Statement on Form S-4).
2.4+	Asset and Equity Purchase Agreement, dated November 8, 2024, by and among Astrana Health, Inc., PHP Holdings, LLC, PHS Holdings, LLC, Prospect Intermediate Holdings, LLC, each of the entities set forth on Schedule C of the agreement, and Prospect Medical Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 8, 2024).
3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 21, 2015).
3.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 27, 2015).
3.3	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 13, 2017).
3.4	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 21, 2018).
3.5	Certificate of Amendment of Restated Certificate of Incorporation (effective February 26, 2024) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 26, 2024).
3.6	Certificate of Amendment of Restated Certificate of Incorporation (effective June 13, 2024) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 13, 2024).
3.7	Amended and Restated By-Laws (effective February 28, 2024) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 29, 2024).
4.1*	Employee Stock Purchase Plan of the Company (amended and restated effective February 26, 2024) (incorporated herein by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K filed on February 29, 2024).
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Independent Auditors of PHP Holdings, LLC & Rhode Island Market.
23.3	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page hereto).
107	Filing Fee Table.

*	Management contract or compensatory plan, contract or arrangement

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alhambra, State of California, on March 30, 2026.

ASTRANA HEALTH, INC.

By:	/s/ Brandon K. Sim
Brandon K. Sim, M.S.
Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Brandon K. Sim, Chandan Basho, and Glenn Sobotka, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

By:	/s/ Brandon K. Sim	Chief Executive Officer and President (Principal Executive Officer)	March 30, 2026
Brandon K. Sim, M.S.

By:	/s/ Chandan Basho	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	March 30, 2026
Chandan Basho, M.B.A.

By:	/s/ Glenn Sobotka	Chief Accounting Officer (Principal Accounting Officer)	March 30, 2026
Glenn Sobotka

By:	/s/ Kenneth Sim	Executive Chairman, Director	March 30, 2026
Kenneth Sim, M.D.

By:	/s/ Thomas S. Lam	Vice Chairman, Director	March 30, 2026
Thomas S. Lam, M.D., M.P.H.

By:	/s/ John Chiang	Director	March 30, 2026
John Chiang

By:	/s/ Weili Dai	Director	March 30, 2026
Weili Dai

By:	/s/ Linda Dong	Director	March 30, 2026
Linda Dong

By:	/s/ J. Lorraine Estradas	Director	March 30, 2026
J. Lorraine Estradas, R.N., B.S.N., M.P.H.

By:	/s/ Mitchell W. Kitayama	Director	March 30, 2026
Mitchell W. Kitayama

By:	/s/ Matthew Mazdyasni	Director	March 30, 2026
Matthew Mazdyasni

By:	/s/ David G. Schmidt	Director	March 30, 2026
David G. Schmidt